Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Synaptogenix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	457(c) and 457(h)	750,000	$6.10	$4,575,000	$0.00011020	$504.17

Total Offering Amounts					$4,575,000		$504.17
Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$504.17

(1)	The number of shares of common stock, par value $0.0001 per share (“common stock”), of Synaptogenix, Inc. (the “Registrant”) stated above consists of additional shares of common stock available for issuance under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”), added pursuant to an amendment to the 2020 Plan adopted by the Registrant’s stockholders on October 11, 2022. The maximum number of shares which may be sold upon exercise of options or issuance of stock-based awards granted under the 2020 Plan, as amended, is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2020 Plan, as amended. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2020 Plan, as amended, are based on the average of the high and the low price of Registrant’s common stock as reported on The Nasdaq Capital Market as of a date (November 17, 2022) within five business days prior to filing this Registration Statement.